UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

BRIDGEWAY NATIONAL CORP.
(Name of Registrant As Specified In Its Charter)

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BRIDGEWAY NATIONAL CORP.

1015 15th Street NW, Suite 1030,

Washington, DC 20005

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING

WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This notice and accompanying Information Statement are furnished to the holders of shares of the common stock, par value $0.001 per share (“Common Stock”), of Bridgeway National Corp., a Delaware corporation (“Bridgeway National,” “we.” “us,” “our” or the “Company”), pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, in connection with the approval of the actions described below.

On July 29, 2021, our board of directors (the “Board”) and a stockholder holding a majority of the voting power of our voting stock (the “Majority Stockholder”) took action by joint written consent in lieu of a meeting to:

●	Approve an amendment to our certificate of incorporation to effect a forward stock split (the “Forward Stock Split”) of our outstanding shares of our Class A Common Stock and Class B Common Stock at the at the ratio of 5-for-1 (the “Forward Stock Split Amendment”).

The Forward Stock Split Amendment will not be made effective until we receive FINRA approval for the Forward Stock Split from the Financial Industry Regulatory Authority (“FINRA”). We anticipate that the Forward Stock Split will become effective, subject to the receipt of FINRA approval on or after September 27, 2021.

Stockholders of record at the close of business on July 29, 2021 are entitled to notice of this stockholder action by written consent. Because this action has been approved by the written consent of the Board and the Majority Stockholder, no proxies were or are being solicited.

Attached hereto for your review is an Information Statement relating to the above-described actions. Please read this Information Statement carefully. It describes the essential terms of the actions to taken.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Washington, D.C.	By Order of the Board of Directors,

July 29, 2021	/s/ Eric Blue
Eric Blue
Chief Executive Officer

BRIDGEWAY NATIONAL CORP.

1015 15th Street NW, Suite 1030,

Washington, DC 20005

July 29, 2021

INFORMATION STATEMENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (this “Information Statement”) will be sent or given on or about August 12, 2021, to stockholders of record as of July 29, 2021 (the “Record Date”), of Bridgeway National Corp., a Delaware corporation (“Bridgeway National,” “we.” “us,” “our” or the “Company”). This Information Statement is being circulated to advise stockholders of certain actions already approved and taken without a meeting by joint written consent of our board of directors the “Board”) and a stockholder who holds a majority of the voting power of our voting stock (the “Majority Stockholder”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

On July 29, 2021, the Board and the Majority Stockholder took action by joint written consent in lieu of a meeting to:

●	Approve an amendment to our certificate of incorporation to effect a forward stock split (the “Forward Stock Split”) of our outstanding shares of our Class A Common Stock and Class B Common Stock at the at the ratio of 5-for-1 (the “Forward Stock Split Amendment”).

The Forward Stock Split Amendment will not be made effective until we receive FINRA approval for the Forward Stock Split from the Financial Industry Regulatory Authority (“FINRA”). We anticipate that the Forward Stock Split will become effective, subject to the receipt of FINRA approval on or after September 27, 2021.

Stockholders of record at the close of business on July 29, 2021 are entitled to notice of this stockholder action by written consent. Because this action has been approved by the written consent of the Board and the Majority Stockholder, no proxies were or are being solicited. The following table sets forth, as of the date of this Information Statement, information regarding the stock ownership of and percentage of voting power in the Company held by the Majority Stockholder.

Name of Majority Stockholder(1)	Type of Stock	Shares Beneficially Held	No. of Votes	Percent of Total Votes (2)
VMB Global Holdings LLC	Common	83,796	83,796	0.6%
	Series A Preferred	1,000	50,000,000	83.8%
Total Shares/Votes			50,083,796	84.4%

(1) Eric C. Blue, our Chief Executive Officer and a Director has voting and dispositive control of the shares held by VMB Global Holdings LLC

(2) See Record Date and Voting Securities below.

Our Class A Common Stock is currently quoted on the OTCPink tier of the Over-the Counter Market operated by OTC Markets, Inc. and accordingly, the Forward Stock Split Amendment will require the approval of FINRA prior to it becoming effective.

DISSENTERS’ RIGHTS

There are no rights of appraisal or similar rights of dissenters with respect to any matter described in this Information Statement.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized capital stock consists of (i) 168,750,000 shares of Class A Common Stock, par value $0.001 per share, 18,750,000 shares of Class B Common Stock, $0.001 per share and 62,500,000 shares of preferred stock, par value $0.001 per share, of which 1,000 shares have been designated as Series A Preferred Stock and 125,181 shares have been designated as Series B Preferred Stock. As of the Record Date, there were 9,640,915 shares of Class A Common Stock issued and outstanding and no shares of Class B Common Stock issued and outstanding. Each share of Class A Common Stock is entitled to one vote per share and each share of Class B Common Stock is entitled to 10 votes per share. As of the Record Date, there were 1,000 shares of Series A Preferred Stock issued and outstanding. Each share of Series A Preferred Stock is entitled to 50,000 votes on all matters submitted to a vote of the Company’s stockholders. In the event that such votes do not total at least 51% of all votes, then the votes cast by the holders of the Series A Preferred Stock shall be equal to 51% of all votes cast at any meeting of the Company’s stockholders or any issue put to the stockholders for voting. As of the Record Date, there were 178,371 shares of Series B Preferred Stock issued and outstanding. Each share of Series B Preferred Stock is entitled to one vote per share on all matters submitted to a vote of the Company’s stockholders. The Class A Common Stock, Class B Common Stock, Series A Preferred Stock and Series B Preferred Stock vote together on all matters presented to stockholders for a vote, except as otherwise required by the Delaware General Corporation Law (the “DGCL”).

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS

INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF

INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a meeting of the stockholders to approve the actions described in this Information Statement is authorized by Section 228 of the DGCL, which provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the action disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of our voting power to approve the action described in this Information Statement.

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO EFFECT A FORWARD STOCK SPLIT OF THE OUTSTANDING SHARES OF OUR COMMON STOCK AT THE RATIO OF 5-FOR-1

General

On July 29, 2021, the Board and the Majority Stockholder took action by joint written consent in lieu of a meeting to approve an additional amendment to our certificate of incorporation to effect a forward stock split (the “Forward Stock Split”) of our outstanding shares of our Class A Common Stock and Class B Common Stock (collectively, the “Common Stock”) at the at the ratio of 5-for-1 (the “Forward Stock Split Amendment”). If the Board elects to implement the Forward Stock Split, it will become effective through filing of the Forward Stock Split Amendment with the Delaware Secretary of State.

The Board may (but is not required to) effect the Forward Stock Split at a ratio (the “Forward Stock Split Ratio”) of five-for-1. The Board reserves its right not to effect the Forward Stock Split if it determines, in its sole discretion, that the Forward Stock Split is no longer in the best interests of the Company and its stockholders.

Reasons for the Forward Stock Split

The purpose of the proposed Forward Stock Split is to increase the number of outstanding shares of Common Stock in order to increase the liquidity of the Class A Common Stock. Immediately following the Forward Stock Split the per-share price of the Class A Common Stock should generally decrease proportionately with the Forward Stock Split Ratio but the expectation is that the liquidity in the Class A Common Stock will increase. In the longer term, however, depending upon market and industry conditions and the status of our Company, the Forward Stock Split may have no effect, a positive effect or a negative effect on the value of the post- Forward Stock Split Class A Common Stock.

Increasing the number of outstanding shares of our Common Stock through the Forward Stock Split is intended, absent other factors, to increase the liquidity of our Class A Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the liquidity of our Class A Common Stock. As a result, there can be no assurance that the Forward Stock Split, if completed, will result in the intended benefits described above, that the liquidity of our Class A Common Stock will increase (proportionately to the increase in the number of shares of our Common Stock after the Forward Stock Split or otherwise) following the Forward Stock Split or that the market price of our Class A Common Stock will not decrease in the future. Additionally, we cannot assure you that the liquidity in our Class A Common Stock after the Forward Stock Split will increase in proportion to the increase in the number of shares of our Class A Common Stock outstanding before the Forward Stock Split. Accordingly, the total market capitalization of our Class A Common Stock after the Forward Stock Split could be lower or higher than the total market capitalization before the Forward Stock Split.

Effects of the Forward Stock Split

After giving effect to the Forward Stock Split, the 2,410,229 shares of pre-Forward Stock Split Class A Common Stock issued and outstanding as of the Record Date will be recapitalized into approximately 12,051,145 shares (subject to rounding) of post-Forward Stock Split Class A Common Stock. The practical effect of the Forward Stock Split will be to reduce the Company’s authorized but unissued shares of our post-Forward Stock Split Class A Common Stock by 9,640,916. The Forward Stock Split does not itself change the number of our authorized shares of Common Stock.

The following table presents information about our issued and outstanding Common Stock, shares reserved and shares available for future issuance, on a pre-Forward Stock Split and post-Forward Stock Split basis:

Description	Number of Shares
	Pre-Forward Split	Post-Forward Split(1)
Total Authorized Shares of our Class A Common Stock	168,750,000	168,750,000
Less:
Issued and Outstanding Shares of Class A Common Stock	2,410,229	12,051,145
Shares of Class A Common Stock Available for Future Issuance	166,339,771	156,698,855

(1) Amounts estimated, subject to rounding.

The Board and management believe that it is prudent and advisable for us to retain a sufficient number of authorized shares now to better position ourselves with added flexibility to raise additional capital through a variety of possible financing transactions and/or consummate mergers, acquisitions, combinations and various other strategic alternatives, and in order to avoid delays that might otherwise arise if we were required to solicit stockholder approval for additional shares at the time of a proposed transaction.

Our authorized but unissued Common Stock may be issued at the direction of the Board at such times, in such amounts and upon such terms as the Board may determine, without further approval of our stockholders unless, in any instance, such approval is expressly required by law.

The Common Stock that will be available for issuance following effectiveness of the Forward Stock Split (as well as our authorized but unissued preferred stock) could have material anti-takeover consequences, including the ability of the Board to issue additional Common Stock or preferred stock without additional stockholder approval because unissued Common Stock could be issued by the Board in circumstances that may have the effect of delaying, deterring or preventing takeover bids. For example, without further stockholder approval, the Board could strategically sell Common Stock or preferred stock in a private transaction to purchasers who would oppose a takeover. In addition, because stockholders do not have preemptive rights under our certificate of incorporation, the rights of existing stockholders may (depending on the particular circumstances in which the additional capital stock is issued) be diluted by any such issuance and increase the potential cost to acquire control of our Company. The Company’s stockholders should be aware that approval of the Amendments could facilitate our efforts to deter or prevent changes of control in the future.

The Board does not intend to issue any additional shares of our capital stock except on terms that it deems to be in the best interest of our Company and our stockholders. It is not anticipated that our financial condition, the percentage ownership of management, the number of stockholders, or any aspect of our business will materially change as a result of the Forward Stock Split.

At the Effective Time (as defined below), each lot of 1 pre-Forward Stock Split shares of our Common Stock (the “Old Shares”), as determined by the Board, issued and outstanding immediately prior to the Effective Time will, automatically and without any further action on the part of our stockholders, be split into and become five (5) post-Forward Stock Split shares of our Common Stock (the “New Shares”), subject to the treatment for fractional shares described below, and each certificate which, immediately prior to the Effective Time, represented Old Shares will be deemed, for all corporate purposes, to evidence ownership of New Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

The Forward Stock Split will be effected simultaneously for all of our then-existing Old Shares and the exchange ratio will be the same for all of our shares of outstanding our Common Stock. The Forward Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, subject to the treatment for fractional shares described below. See “Fractional Shares” below. The New Shares issued pursuant to the Forward Stock Split will be fully paid and non-assessable. Except as contemplated by the share classification set forth in our certificate of incorporation, all New Shares will have the same voting rights and other rights as Old Shares.

A new CUSIP number will be assigned to our Class A Common Stock and Class B Common Stock following the Forward Stock Split.

Commencing upon effectiveness of the Forward Stock Split, to the extent there are any, all outstanding options, warrants and other convertible securities entitling holders thereof to purchase shares of our Common Stock would entitle such holders to receive, upon exercise of their securities, 5 of the number of shares of our Common Stock which such holders may purchase upon exercise or conversion of their securities. In addition, commencing at the Effective Time, the exercise or conversion price of all outstanding options, warrants and our other convertible securities will be increased 5 times, based on the exchange ratio of the Forward Stock Split.

Par Value Per Share of our Common Stock

As a consequence of the Forward Stock Split, the par value per share of our Common Stock will remain at $0.001 per share.

Fractional Shares

No scrip or fractional shares will be issued if, as a result of the Forward Stock Split, a stockholder would otherwise become entitled to receive a fractional share of our Common Stock. In lieu of issuing fractional shares, the Company will round up to one whole share of our Common Stock in the event a stockholder would be entitled to receive a fractional share of our Common Stock.

Effect on Voting Rights of, and Dividends on, our Common Stock

Proportionate voting rights and other rights of the holders of our Common Stock will not be affected by the Forward Stock Split. The percentage of outstanding shares owned by each stockholder prior to the Forward Stock Split will remain the same, except for adjustment as a consequence of rounding up of any fractional shares created by the Forward Stock Split. See “Fractional Shares” above.

We do not believe that the Forward Stock Split will have any effect with respect to future distributions, if any, to our stockholders, other than in respect of the additional shares issued to all of our stockholders in the Forward Stock Split as a consequence of rounding up of any fractional shares created by the Forward Stock Split.

Effect on Liquidity

The increase in the number of shares of our Class A Common Stock outstanding as a consequence of the Forward Stock Split should increase the liquidity in our Class A Common Stock if the anticipated beneficial effects occur. See “Reasons for the Forward Stock Split” above.

Certain U.S. Federal Income Tax Consequences

The following summary of certain material federal income tax consequences of the Forward Stock Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only, is not intended as tax advice to any person and is not a comprehensive description of the tax consequences that may be relevant to each stockholder’s own particular circumstances. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as stockholders who are subject to the alternative minimum tax, banks, insurance companies, regulated investment companies, personal holding companies, stockholders who are not “United States persons” as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), broker-dealers and tax-exempt entities. This summary is based on the Code, the U.S. Treasury Department regulations thereunder and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service, all of which are subject to change, possibly with retroactive effect. This summary addresses only those stockholders who hold their Old Shares as “capital assets” as defined in the Code (generally, property held for investment), and will hold the New Shares as capital assets.

Holders of our Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the Forward Stock Split in light of their personal circumstances and the consequences under state, local and foreign tax laws, and also as to any estate or gift tax considerations.

We are structuring the Forward Stock Split in an effort to obtain the following consequences:

●	the Forward Stock Split will qualify as a recapitalization under section 368(a)(1)(E) of the Code for U.S. federal income tax purposes;

●	stockholders should not recognize any gain or loss as a result of the Forward Stock Split;

●	the aggregate basis of a stockholder’s Old Shares will become the aggregate basis of the New Shares held by such stockholder immediately after the Forward Stock Split; and

●	the holding period of the New Shares will include the stockholder’s holding period for the Old Shares.

The above discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. federal tax penalties. It was written solely in connection with the proposed Forward Stock Split of our Common Stock.

Regulatory Effects. The Class A Common Stock is currently registered under Section 12(g) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Forward Stock Split would not affect the registration of the Class A Common Stock under the Exchange Act or the Company’s obligation to publicly file financial and other information with the Securities and Exchange Commission. If the proposed Forward Stock Split were implemented, the Class A Common Stock would continue to trade on the OTCPink tier of the Over-the Counter Market operated by OTC Markets, Inc. under the symbol “BDGY,” assuming the Company maintains compliance with its listing requirements; however, the Company would be required to obtain a new CUSIP number associated with post-Forward Stock Split shares of Class A Common Stock.

FINRA Approval

Our Class A Common Stock is currently quoted on the OTCPink tier of the over -the-counter market operated by OTC Markets Group, Inc. Accordingly, the Forward Stock Split will require approval by FINRA pursuant to Rule 10b-17 under the Exchange Act in order for it to be recognized for trading purposes. Accordingly, the Forward Stock Split, if implemented will not be made effective until we receive FINRA’s approval.

INTEREST OF CERTAIN PERSONS IN THE AMENDMENTS

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Amendments which is not shared by all other stockholders of the Company.

AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act we file periodic reports, documents and other information with the SEC. Such reports. documents and other information may be viewed at the Internet site maintained by the SEC at www.sec.gov.

STOCKHOLDERS SHARING AN ADDRESS

The Company will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at the telephone number or address set forth above.